                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               VISX, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                                  VISX LOGOTM

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1997

To the Stockholders:

     The Annual Meeting of Stockholders of VISX, Incorporated (the "Company") will be held on Friday, May 16, 1997 at 9:00 a.m., local time, at the Company's principal executive offices located at 3400 Central Expressway, Santa Clara, California 95051 for the following purposes:

     1. To elect five directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

     2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997; and

     3. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 21, 1997 are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                                          For The Board Of Directors
                                          /s/ Katrina J. Church
                                          Katrina J. Church
                                          Secretary

Santa Clara, California
April 15, 1997

                             YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, IN ORDER TO ASSURE YOUR REPRESENTATION WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING REPLY ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

                               VISX, INCORPORATED

                            ------------------------

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

     These proxy materials are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of VISX, Incorporated (the "Company") for the Annual Meeting of Stockholders to be held on May 16, 1997 at 9:00 a.m., local time, and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices located at 3400 Central Expressway, Santa Clara, California. The telephone number at the meeting location is (408) 733-2020. This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card will be mailed to stockholders on or about April 15, 1997.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING AND SOLICITATION

     The Company's Common Stock is the only class of security entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on March 21, 1997 will be entitled to vote on all matters to come before the meeting. Each outstanding share of Common Stock entitles its holder to cast one vote for each matter to be voted upon. On March 21, 1997, there were approximately 15,367,465 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 21, 1997 will constitute a quorum. All proxies representing shares that are entitled to vote at the meeting will be counted toward establishing a quorum, regardless of whether such proxies contain abstentions or broker non-votes.

     Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares will be voted in accordance with that specification. If no specification is made, the shares will be voted FOR Proposals 1 and 2 and, in the proxy holders' discretion, as to other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that the broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter.

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting material furnished to stockholders. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, facsimile, or personal communication by directors, officers, regular employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

REVOCABILITY OF PROXIES

     You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company, Katrina J. Church, at the Company's principal executive offices, before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1998 must be received by the Company no later than December 19, 1997 in order to be included in the proxy statement and related proxy materials.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received for the Company's five nominees named below, all of whom are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee designated by the current Board of Directors to fill the vacancy. The Company does not expect that any nominee listed below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holder intends to vote all proxies received in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the proxy holder(s) will determine the specific nominees to be voted for. In any event, the proxy holders cannot vote for more than five persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below:

ELIZABETH H. DAVILA                                          DIRECTOR SINCE 1995

Ms. Davila, 52, has been Executive Vice President and Chief Operating Officer of the Company since May 1995, and a Director since December 1995. From 1977 to 1994, Ms. Davila held senior management positions with Syntex Corporation which included Vice President of Quality and Reengineering, Vice President and Director of the Drug Development Optimization Program, Vice President of Marketing and Sales for the Syva Company Diagnostics Division and Vice President of Marketing and Sales of the Syntex Ophthalmics Division.

GLENDON E. FRENCH                                            DIRECTOR SINCE 1995

Mr. French, 63, has been a Director of the Company since May 1995. He served as Chairman and Chief Executive Officer of Imagyn Medical, Inc. ("Imagyn") from February 1992 until his retirement as Chief Executive Officer in December 1994. He continued to serve as Chairman of Imagyn until April 1995. From 1989 until he joined Imagyn in February 1992, Mr. French was Chairman, Chief Executive Officer and a director of Applied Immune Sciences, Inc. From 1982 to 1988, Mr. French was President of the Health and Education Services Sector of ARA Services, Inc., and from 1972 to 1982, he was President of American Critical Care (formerly a division of American Hospital Supply Corp., now known as Dupont Critical Care).

JOHN W. GALIARDO                                             DIRECTOR SINCE 1996

Mr. Galiardo, 63, is Vice Chairman of the Board of Directors and General Counsel of Becton Dickinson and Company. Mr. Galiardo joined Becton Dickinson in 1977 and is responsible for the Law and Patent Departments, Medical Affairs, Corporate Regulatory and Quality Affairs, the Environment and Safety Departments, and Public Affairs. Prior to joining Becton Dickinson, Mr. Galiardo was Assistant General Counsel of E. R. Squibb & Sons, and before that he was associated with the law firm of Dewey, Ballantine, Bushby, Palmer & Wood in New York City. Mr. Galiardo is a member of the Board of Directors of the Health Industry Manufacturers Association, and serves on the Board of Trustees of the Healthcare Leadership Council. He also serves as a member of the Board of Directors of the New Jersey Manufacturers Insurance Company and New Jersey Re-Insurance Company.

MARK B. LOGAN                                                DIRECTOR SINCE 1994

Mr. Logan, 58, has served as Chairman of the Board, President, and Chief Executive Officer of the Company since November 1994. From January 1992 to July 1994, Mr. Logan was Chairman of the Board, President and Chief Executive Officer of Insmed Pharmaceuticals, Inc., a development-stage biopharmaceutical company, and has served on its board of directors since its founding in 1988. Prior to 1992, Mr. Logan was a Principal Associate with McManis Associates, Inc. a Washington D. C. based research and management firm, specializing in the health care field. From 1981 to 1985, Mr. Logan was employed by Bausch & Lomb, Inc. as President, Health Care and Consumer Group, and was a member of Bausch & Lomb's Board of Directors. From 1975 to 1981, he was employed by Becton Dickinson & Company, where he held the position of Consumer Group President, and was responsible for that Company's worldwide diabetes syringe business. Mr. Logan is a member of the Board of Directors of Imagyn Medical Inc. and Whetstone Partners, LLC.

RICHARD B. SAYFORD                                           DIRECTOR SINCE 1995

     Mr. Sayford, 66, has been a Director of the Company since May 1995. He has been President of Strategic Enterprises, Inc., a private business consulting firm specializing in providing services to high technology and venture firms, since 1979. He is a founding investor of MCI Communications Co., and has served as a member of the Board of Directors of MCI since 1980. He is also a director of Laser Technologies, Inc. He is former President of Amdahl International, Ltd. and Corporate Vice President of Amdahl Corporation.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN THIS PROXY STATEMENT. The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

                         FURTHER INFORMATION CONCERNING
                             THE BOARD OF DIRECTORS

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Company held five meetings, one telephonic meeting and took action by written consent one time during 1996. All current directors attended 100% of the total meetings of the Board and the Board committees of which they were members during 1996. The Board of Directors has standing Audit, Compensation, and Nominating Committees.

     Audit Committee. In 1996, the Audit Committee was comprised of Directors French (chair), Galiardo and Sayford. The Audit Committee oversees engagement of the Company's independent auditors, reviews the arrangements for and scope of the audit by the Company's independent auditors, and reviews and evaluates the Company's accounting practices and its systems of internal accounting controls. The Audit Committee held two meetings during 1996.

     Compensation Committee. In 1996, the Compensation Committee was comprised of Directors French, Galiardo and Sayford (chair). The Compensation Committee sets the compensation of the Company's executive officers, including salary and bonuses, and administers the Company's stock option plans. The Compensation Committee held five meetings during 1996.

     Nominating Committee. The Nominating Committee is comprised of Directors Logan, French and Sayford. The functions of the Nominating Committee are to solicit recommendations for candidates for the Board of Directors; develop and review background information for candidates; and make recommendations to the Board regarding such candidates. The Committee considers stockholder recommendations for Director nominees. Recommendations may be sent to the Company's principal executive offices (Attention: Secretary).

DIRECTOR COMPENSATION

     In 1996, non-employee directors were paid an annual retainer of $15,000, a fee of $1,000 for each Board meeting the director attended ($250 for attendance by telephone), and $500 for each Committee meeting that the director attended ($750 for the chairperson of the Committee). Non-employee directors also receive automatic annual grants of options to purchase 2,000 shares of the Company's Common Stock. Non-employee directors also receive a one-time grant of options to purchase 15,000 shares of the Company's Common Stock upon initial election to the Board of Directors. In addition, directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms that they file. Based solely on a review of the copies of reporting forms furnished to the Company or written representations from certain Reporting Persons that no annual forms were required, the Company believes that during 1996 all filing requirements were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Directors French, Galiardo and Sayford, all of whom are non-employee directors. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 1996.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation Committee. The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company.

     Compensation Philosophy. The goals of the Company's compensation program are to provide a strong and direct link between the Company's performance and executive pay. The Company aligns management compensation with business objectives and stockholder interests by setting performance measures and objectives, and tying those objectives to a cash bonus plan and the use of stock-based incentives. To that end, the Company positions its executive base salary levels in the middle of the range of survey data. The survey data includes both the Company's direct competitors and companies with which the Company competes for executive talent.

     Other key elements of the Company's compensation philosophy include establishing compensation programs that provide competitive pay systems to help the Company attract, retain and motivate its executive management. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. The focus is on achievement of a pre-set business plan for Company-wide goals and individual performance.

     Compliance With Internal Revenue Code Section 162(m). The Company is subject to Section 162(m) of the Internal Revenue Code adopted in 1993, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Committee takes into account the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs.

     1996 Executive Compensation Program. In 1996, the Company's executive compensation program integrated the following components: base salary; bonuses paid under the Company's Incentive Compensation Plan, and stock option grants. The Committee reviews each component of executive compensation annually. As an executive's level of responsibility increases, a greater portion of that individual's potential total compensation is based on performance incentives and less on salary and employee benefits, causing potentially greater variability in the individual's absolute compensation level from year to year.

     BASE SALARY. The Committee establishes annual base salary levels for executives based on competitive data, level of experience, position and responsibility, the prior year's corporate performance and individual recommendations of executive management.

     INCENTIVE COMPENSATION PLAN. The Committee has approved a performance-based executive compensation plan (the "Incentive Compensation Plan"). The Committee awarded bonuses for 1996 using the criteria as set forth in that plan. The total pool of monies available for bonuses was set based on the Committee's assessment of 1996 performance. After reviewing the Company's 1996 performance and the executives' individual performance, the Committee approved grants of bonuses for the executive officers. All Named Officers (as defined below) were awarded cash bonuses in 1997 based on 1996 performance.

     STOCK AWARDS. The Committee approved stock option awards for all of the Named Officers in 1996.

     1996 Chief Executive Officer Compensation. Mr. Logan, in his capacity as the Chairman of the Board, Chief Executive Officer and President, participates in the same compensation programs as the other Named Officers. The Committee has targeted Mr. Logan's total compensation, including compensation derived from the Incentive Compensation Plan and the stock option plan, at a level it believes is competitive with the average amount paid by the Company's competitors and companies with whom the Company competes for executive talent. Mr. Logan's salary was increased to $325,000 for 1996. Mr. Logan's Incentive Compensation Plan award was based on the outstanding achievements of the Company during 1996 and Mr. Logan's contributions to those achievements.

                             Submitted by the 1997
                    Compensation Committee of the Company's
                              Board of Directors:

                               Glendon E. French
                                John W. Galiardo
                               Richard B. Sayford

COMPENSATION OF NAMED EXECUTIVES

     Summary Compensation Table. The following table summarizes the total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers having total cash compensation for 1996 in excess of $100,000 (collectively, the "Named Officers") for services rendered to the Company during each of the last three fiscal years.

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                     ANNUAL COMPENSATION                  AWARDS
                                            -------------------------------------   ------------------
                                                                     OTHER ANNUAL    NUMBER OF SHARES       ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR   SALARY(1)     BONUS(2)   COMPENSATION   UNDERLYING OPTIONS   COMPENSATION(3)
-----------------------------------  -----  ---------     --------   ------------   ------------------   ---------------
MARK B. LOGAN(4)...................   1996  $ 324,039(5)  $250,000           --           100,000            $ 2,311
Chief Executive Officer,              1995    275,000      275,000           --                --
President and                         1994     41,250           --     $ 75,000(6)        300,000
Chairman of the Board
ELIZABETH H. DAVILA(7).............   1996    204,808(5)   115,000           --            50,000                886
Executive Vice President and          1995    126,000       90,000           --           100,000
Chief Operating Officer               1994        N/A          N/A          N/A               N/A

TERRANCE N. CLAPHAM................   1996    149,905(5)    45,000                         15,000                346
Vice President, Research              1995    144,904       35,000           --            10,000
and Development                       1994    139,711       22,000           --            11,500

JAMES W. MCCOLLUM(8)...............   1996    169,489(5)    60,000       40,000(9)         40,000                104
Vice President,                       1995        N/A          N/A          N/A               N/A
Sales and Marketing                   1994        N/A          N/A          N/A               N/A

TIMOTHY R. MAIER(10)...............   1996    139,905(5)    52,000           --            25,000                311
Vice President and Chief              1995     68,962       37,000           --            60,000
Financial Officer                     1994        N/A          N/A          N/A               N/A

---------------
 (1) No compensation is paid to officers of the Company for services rendered as directors.

 (2) Includes bonuses earned in the designated year but paid the following year.

 (3) Represents premiums paid by the Company for Group Term Life Insurance.

 (4) Mr. Logan joined the Company in November 1994.

 (5) Differences between reported salary and employment agreement amounts represent actual amounts paid over 26 pay periods.

 (6) Consists of expenses paid in connection with Mr. Logan's relocation to California.

 (7) Ms. Davila joined the Company in May 1995.

 (8) Mr. McCollum joined the Company in February 1996.

 (9) Consists of expenses paid in connection with Mr. McCollum's relocation to California.

(10) Mr. Maier joined the Company in June 1995.

     Option Grants in Last Fiscal Year. The table below provides details regarding stock options granted to the Named Officers in 1996, and the potential realizable value of those options. The values do not take into account risk factors such as non-transferability and limits on exercisability. In assessing these values it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will depend on the market value of the Company's stock at a future date. In 1996, the Company announced its intention to use the 5% and 10% rates called for in the SEC regulations as an indicator of the grant date present value of option grants.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                             NUMBER OF     PERCENT OF                                  RATES OF STOCK PRICE
                               SHARES     TOTAL OPTIONS                                  APPRECIATION FOR
                             UNDERLYING    GRANTED TO       EXERCISE                        OPTION TERM
                              OPTIONS     EMPLOYEES IN      PRICE PER   EXPIRATION   -------------------------
           NAME              GRANTED(1)    FISCAL YEAR        SHARE        DATE          5%            10%
---------------------------  ----------   -------------     ---------   ----------   ----------     ----------
Mark B. Logan..............    100,000          15%          $ 34.75      05/23/06   $2,185,409     $5,538,255
Elizabeth H. Davila........     50,000           8             34.75      05/23/06    1,092,704      2,769,128
Terrance N. Clapham........     15,000           2             34.75      05/23/06      327,811        830,738
James W. McCollum..........     40,000           6             32.50      02/14/06      817,563      2,071,865
Timothy R. Maier...........     25,000           4             34.75      05/23/06      546,352      1,384,564

---------------
(1) Options have a ten-year term and vest 25% on the first anniversary of the grant date, and ratably thereafter at the rate of 1/48th of the total grant per month for three years. The exercisability of the options is automatically accelerated in the event of certain business combinations, a liquidation or dissolution, or upon a change in control of the Company.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table provides information with respect to option exercises in 1996 by the Named Officers and the value of such officers' unexercised options as of December 31, 1996. The values for "in-the-money" options represent the spread between the exercise price of any such existing stock options and the year-end price of Common Stock.

                                                              NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               SHARES                    OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(2)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Mark B. Logan..............     40,000      $ 881,337      116,248        243,752      $ 1,147,949    $ 1,419,551
Elizabeth H. Davila........     35,416        500,743        4,167        110,417           36,982        536,201
Terrance N. Clapham........     15,000        455,325       96,384         25,116        1,391,698         85,490
James W. McCollum..........         --             --           --         40,000               --             --
Timothy R. Maier...........     15,000        240,206        7,499         62,501           80,614        403,136

---------------
(1) Market value of underlying shares at the exercise date minus the exercise price.

(2) Value of unexercised options is based on the price of the last reported sale of the Company's Common Stock on the Nasdaq National Market of $22.125 per share on December 31, 1996 (the last trading day for fiscal 1996), minus the exercise price.

EMPLOYMENT ARRANGEMENTS

     In November 1990, the Company entered into an employment agreement with Mr. Clapham. The agreement contains provisions for the assignment to the Company of any patent rights and other proprietary knowledge developed by him relating to the Company's products at any time during his employment or one year thereafter. In addition, he has agreed not to compete with the business of the Company during the term of his employment agreement and for one year thereafter. The agreement renews automatically for additional successive twelve-month periods and may be terminated by either party upon twelve months notice. The Company gave Mr. Clapham notice in November 1996 that it does not intend to renew the contract, which will now expire (unless earlier terminated by either party) in November 1997. The Company may terminate the agreement for cause, as defined in the agreement, at any time. Compensation and benefits continue for the remaining term of the agreement under certain prescribed circumstances, such as an involuntary termination or a voluntary resignation after a significant reduction in duties or responsibilities, a reduction in level of compensation or benefits or a change in the geographic location of Mr. Clapham's principal office. The employment agreement provides for an annual salary review by the Compensation Committee of the Board of Directors and for a cash bonus pursuant to the program approved by the Board. For 1996, the Compensation Committee approved a salary increase for Mr. Clapham (to $155,000 per year). The bonus program provides for cash payments of 18%-45% of base salary, subject to accomplishing performance objectives set by the Compensation Committee.

     Pursuant to an employment arrangement with the Company, Mr. Logan will be entitled to 18 months of salary as a severance payment in the event of any change in control transaction (defined as a business combination transaction in which stockholders of the Company prior to such transaction own immediately after such transaction less than 50% of the outstanding voting securities of the surviving entity) which results in an actual or constructive termination of his employment.

                               PERFORMANCE GRAPH

     The SEC requires the Company to include in this proxy statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The following graph assumes that $100 was invested on December 31, 1991 (the last trading day of that year) in each of the Company's Common Stock and each of the comparative markets, and that all dividends were reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

     The following graph compares the performance of the Company's Common Stock with the performance of the Standard & Poor's Biotechnical and Medical Products Group Index, and the Nasdaq National Market (U.S. Composite) Index.

        Measurement Period                 VISX,                             Nasdaq Composite
      (Fiscal Year Covered)            Incorporated      S&P Medical Prod.         (US)
12/31/91                                           100                 100                 100
12/31/92                                            74                  86                 115
12/31/93                                            98                  65                 132
12/31/94                                            63                  77                 128
12/29/95                                           235                 131                 179
12/31/96                                           133                 150                 220

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of March 21, 1997 by (1) each person known to the Company to own more than 5% of the issued and outstanding Common Stock, (2) each of the Company's directors, (3) each of the Named Officers, and (4) all directors, nominees and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                          COMMON        APPROXIMATE
                                                                          STOCK           PERCENT
                                                                       BENEFICIALLY     BENEFICIALLY
                          BENEFICIAL OWNER                                OWNED            OWNED
---------------------------------------------------------------------  ------------     -----------
Chancellor LGT Asset Management, Inc.................................     2,125,700(1)       14%
1166 Avenue of the Americas
New York, New York 10036
Dresdner Bank AG.....................................................     1,479,500(2)       10%
Jurgen-Ponto-Platz 1
60301 Frankfurt, Germany
RCM Capital Management, L.L.C. ......................................     1,479,500(3)       10%
Four Embarcadero Center, Suite 2900
San Francisco, California 94111
Merrill Lynch & Co., Inc.............................................       848,441(4)        6%
250 Vesey Street
World Financial Center North Tower
New York, New York, 10281-1334
Terrance N. Clapham..................................................       303,207(5)        2%
Mark B. Logan........................................................       174,173(6)        1%
Elizabeth H. Davila..................................................        28,330(7)         +
Timothy R. Maier.....................................................        20,359(8)         +
James W. McCollum....................................................        12,499(9)         +
Richard B. Sayford...................................................         8,929(10)        +
Glendon E. French....................................................         8,729(11)        +
John W. Galiardo.....................................................         3,750(12)        +
All directors and executive officers as a group (11 persons).........       596,703(13)       4%

---------------
   + Represents less than 1% of the Company's outstanding Common Stock.

 (1) As reported on Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") on or about February 7, 1997. Chancellor LGT Asset Management, Inc. has sole voting power and sole dispositive power with respect to all of the shares.

 (2) As reported on Schedule 13G/A filed with the SEC on or about February 11, 1997. Dresdner Bank AG ("Dresdner") has neither sole voting power nor sole dispositive power with respect to any of the shares. Dresdner has beneficial ownership of the securities reported on this Schedule 13G/A only to the extent that Dresdner may be deemed to have beneficial ownership of securities deemed to be beneficially owned by RCM Capital Management, L.L.C., a wholly-owned subsidiary of Dresdner. See Footnote (3).

 (3) As reported on Schedule 13G/A filed jointly with the SEC on or about February 4, 1997, by RCM Capital Management, L.L.C. ("RCM Capital"), RCM Limited L.P. ("RCM Limited") and RCM General Corporation ("RCM General"). RCM Capital is a wholly-owned subsidiary of Dresdner Bank AG. See Footnote
     (2). RCM Limited is the Managing Agent of RCM Capital. RCM Limited has beneficial ownership of the securities reported on this Schedule 13G/A only to the extent that RCM Limited may be deemed to have beneficial ownership of securities beneficially owned by RCM Capital. RCM General is the General Partner of RCM Limited. RCM General has beneficial ownership of the securities reported on this Schedule 13G/A only to the extent that RCM General may be deemed to have beneficial ownership of securities beneficially owned by RCM Capital. RCM Capital has sole voting power with respect to 1,166,500 shares and sole dispositive power with respect to 1,414,500 shares.

 (4) As reported on Schedule 13G filed with the SEC on or about January 24, 1977. Merrill Lynch & Co., Inc. has neither sole voting power nor sole dispositive power with respect to any of the shares.

 (5) The total includes options to purchase 103,207 shares that will be exercisable on or before May 31, 1997.

 (6) The total includes options to purchase 172,498 shares that will be exercisable on or before May 31, 1997.

 (7) The total includes options to purchase 27,083 shares that will be exercisable on or before May 31, 1997.

 (8) The total includes options to purchase 19,999 shares that will be exercisable on or before May 31, 1997.

 (9) The total includes options to purchase 12,499 shares that will be exercisable on or before May 31, 1997.

(10) The total includes options to purchase 8,729 shares that will be exercisable on or before May 31, 1997.

(11) The total includes options to purchase 8,729 shares that will be exercisable on or before May 31, 1997.

(12) The total includes options to purchase 3,750 shares that will be exercisable on or before May 31, 1997.

(13) The total includes options to purchase an aggregate of 392,955 shares held by non-employee directors and the executive officers that will be exercisable on or before May 31, 1997.

                                 PROPOSAL NO. 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to answer appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. If stockholders do not ratify the appointment of Arthur Andersen LLP, the Audit Committee and the Board of Directors will reconsider the appointment.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment or postponement thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                    * * * *

Proxy Card


VISX LOGO


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Friday, May 16, 1997, at the offices of the Company in Santa Clara, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.


                                                    Sincerely,
                                                    Mark B. Logan



                                                    Chairman of the Board and
                                                    Chief Executive Officer




[X]      Please mark
         votes as in
         this example.

            DIRECTORS RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSALS

To elect the following five Directors:
Elizabeth H. Davila
Glendon E. French        FOR  WITHHELD                       FOR AGAINST ABSTAIN                                FOR AGAINST ABSTAIN
John W. Galiardo         [ ]    [ ]    2. To ratify the      [ ]   [ ]     [ ]   3. To act upon such other      [ ]   [ ]     [ ]
Mark B. Logan                              appointment of                            matters as may properly
Richard B. Sayford                         independent                               come before the meeting or
                                           public accountants                        any adjournment or
                                                                                     postponement thereof.

                                                          MARK HERE
                                                         FOR ADDRESS      [ ]
[ ]                                                        CHANGE
    --------------------------------------------------
        For all nominees except as noted above            MARK HERE       [ ]
                                                         FOR COMMENTS

                                                         MARK HERE TO
                                                         DISCONTINUE      [ ]
                                                          DUPLICATE
                                                          MAILINGS

                  REGISTRATION











    Please sign exactly as your name(s) appear. Joint owners should both sign.
    Signature:                                     Date:
              ------------------------------------      -------------
    Signature:                                     Date:
              ------------------------------------      -------------

                               VISX, INCORPORATED
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned hereby appoints Mark B. Logan and Elizabeth H. Davila as proxies to vote at the Annual Meeting of Stockholders of VISX, Incorporated (the "Company") to be held on May 16, 1997 at 9:00 a.m. local time, and at any adjournment or postponement thereof, hereby revoking any proxies previously given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting. If no direction is made, this proxy will be voted FOR each nominee for director, FOR proposal 2, and, at the discretion of the proxy holders, upon such other business as may properly come before the meeting. If any nominee for director is unable or declines to serve as a director, this proxy will be voted for any nominee that the present Board of Directors designates.